Exhibit 99.1
NEWS RELEASE
RANGE ANNOUNCES PRICING OF COMMON STOCK OFFERING
FORT WORTH, TEXAS, MAY 1, 2008 – RANGE RESOURCES CORPORATION (NYSE: RRC) announced today that it has priced an offering of 4.2 million shares of common stock at a price to the public of $66.38 per share, which was the last sales price reported on the NYSE yesterday. All shares are being sold by Range. Range intends to use the net proceeds from the offering to pay down a portion of the outstanding balance of Range’s senior credit facility. Such amounts may be reborrowed from time to time for general corporate purposes including, but not limited to, acreage acquisitions. Range has also granted the underwriters a 30-day option to purchase up to 630,000 additional shares of common stock to cover any over-allotments. Range expects the issuance, delivery and settlement of the shares to occur on May 6, 2008.
J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC are acting as joint book-running managers for the common stock offering. A copy of the final prospectus supplement and related base prospectus for the offering may be obtained on the Securities and Exchange Commission (“SEC”) website at www.sec.gov. Alternatively, the underwriters will arrange to send you the final prospectus supplement and related base prospectus if you request them by contacting J.P. Morgan Securities Inc. at 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, Attention: Prospectus Department, e-mail: addressing.services@jpmorgan.com, telephone: (718) 242-8002 or Credit Suisse Securities (USA) LLC at One Madison Avenue, New York, New York 10010, Attention: Prospectus Department or by calling toll free 800-221-1037.
Shortly following the pricing of the common stock offering, subject to market conditions, Range expects to offer approximately $250 million in principal amount of senior subordinated notes due 2018 in a registered public offering. The closing of this common stock offering is not conditioned upon the completion of the public offering of senior subordinated notes, and vice versa.
RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Southwestern, Appalachian and Gulf Coast regions of the United States.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the securities referred to above. An offering of any such securities will be made only by means of a prospectus. Any such prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Except for historical information, statements made in this release about the proposed offering are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that Range’s management believes are reasonable based on currently available information; however, management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and the occurrence of any unanticipated acquisition opportunities. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the SEC, which are incorporated herein by reference.

2008-15
Contact:	Rodney Waller, Senior Vice President	817-869-4258
	David Amend, IR Manager	817-869-4266
	Karen Giles, Corporate Communications Manager	817-869-4238
Main number: (817) 870-2601 www.rangeresources.com